                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Juniper Partners Acquisition
Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2005 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Robert B. Becker, Chief Financial Officer, Treasurer and Secretary of
the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Robert B. Becker                                  Dated: August 24, 2005
    --------------------------------
        Robert B. Becker
        Chief Financial Officer, Treasurer and Secretary
        (Principal Accounting and Financial Officer)